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                                                         Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No.'s 333-60595, 333-59201 and 333-53679 of Mail-Well, Inc.
on Forms S-3 and Registration Statement No.'s 333-26743 and 333-61467 of Mail-Well, Inc. on Forms S-8 of our report dated January 26, 2000 (except Note 14, as to which the date is February 22, 2000), with respect to the consolidated financial statements and schedules of Mail-Well, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



Ernst & Young LLP

Denver, Colorado
March 22, 2000